Liberator Medical Announces That Its Common Stock Has Been Approved for Listing on the NYSE MKT as of November 20, 2013

STUART, FL -- (Marketwired) -- 11/18/13 -- Liberator Medical Holdings, Inc. (OTCBB: LBMH) today announced that its common stock has been approved for listing on the NYSE MKT. The Company expects its common stock to begin trading on the NYSE MKT on November 20, 2013, trading under the existing symbol "LBMH." The Company's common stock will continue to be quoted on the Over-the-Counter Bulletin Board (the "OTCBB") under the symbol "LBMH" until the shares begin officially trading on the NYSE MKT, after which time the common stock will no longer be quoted on the OTCBB.

Mark Libratore, Liberator Medical's Chief Executive Officer, commented, "We are looking forward to listing on the NYSE MKT. This is a major milestone and marks an important step in our ongoing efforts to maximize shareholder return, and reflects our interest in providing our current and future investor base the most efficient market for trading in the Company's shares. We are confident that our leading market positions and strong customer relationships, combined with the increased visibility of being listed on the NYSE MKT, will help enhance value for all stakeholders. Our focus on profitable growth and extending our position as an industry leader remains a top priority."

"We congratulate Liberator Medical on their listing with NYSE MKT," said Scott Cutler, Executive Vice President, Head of Global Listings, NYSE Euronext. "Our issuer community ranges across a variety of industries and it is always exciting for a healthcare company like Liberator to benefit from our platform and further support their growth."

The Company expects to begin trading on the NYSE MKT on Wednesday, November 20, 2013, using its current ticker symbol "LBHM." Until then, it will continue trading on the OTCBB using "LBMH."

About Liberator Medical Holdings, Inc.

Liberator Medical Holdings, Inc.'s subsidiary, Liberator Medical Supply, Inc., established the Liberator brand as a leading national direct-to-consumer provider of quality medical supplies to Medicare-eligible seniors. Liberator is accredited by the Joint Commission on Accreditation of Healthcare Organizations. Its unique combination of marketing, industry expertise and customer service has demonstrated success over a broad spectrum of chronic conditions. Liberator is recognized for offering a simple, reliable way to purchase medical supplies needed on a regular, ongoing, repeat-order basis, with the convenience of direct billing to Medicare and private insurance. Liberator's revenue primarily comes from supplying products to meet the rapidly growing requirements of general medical supplies, diabetes supplies, catheters, ostomy supplies and mastectomy fashions. Liberator communicates with patients and their doctors on a regular basis regarding prescriptions and supplies. Customers may purchase by phone, mail or internet, with repeat orders confirmed with the customer and shipped when needed.

Safe Harbor Statement

In this press release and in related comments by our management, our use of the words "expect," "anticipate," "possible," "potential," "target," "believe," "commit," "intend," "continue," "may," "would," "could," "should," "project," "projected," "positioned" or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Such risks and uncertainties may include, but are not limited to, regulatory limitations on the medical industry in general, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results, introduction of new services and products, commercial acceptance and viability of new services and products, pricing and competition, reliance upon subcontractors and vendors, the timing of new technology and product introductions, and the risk of early obsolescence of our products. Liberator's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provide information about these and other factors, which we may revise or supplement in future reports filed with the Securities and Exchange Commission.

Contacts:

Individual Investor Relations Contact
WSR Communications
772-219-7525
IR@WSRcommunications.com
http://wsrcommunications.ir.stockpr.com/liberatormedical

Institutional Investor Contact
Lyn Davis
Littlebanc Advisors, LLC
561-948-3005
ld@littlebanc.com
www.littlebanc.com

Source: Liberator Medical Holdings, Inc.

Released November 18, 2013